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                                                                 EXHIBIT 24.1


                               POWER OF ATTORNEY


     Each of the directors and/or directors of SCG Holding Corporation (the
"Company"), which propose to file with the United States Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 and any other applicable form prescribed by the SEC for the registration under said Act of the 12% Senior Subordinated Notes due 2009 (the "Notes") of the Company and its wholly-owned subsidiary, Semiconductor Components Industries, LLC, in connection with the public offering of such Notes, hereby constitutes and appoints Steve Hanson, James Thorburn and Dario Sacomani, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place and stead and on his behalf, in any and all capacities, to sign such Registration
Statement on Form F-4 and any and all amendments, including post effective amendments, and other documents relating thereto and to file on behalf of the Company such Registration Statement on Form F-4 and amendments with all exhibits thereto and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person as a director and/or officer, as the case may be, of the Company, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof, and this power of attorney shall remain in effect until June 30, 2000.

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


     Signature                                    Title(s)                          Date
     ---------                                    --------                          ----

/s/ Curtis J. Crawford
----------------------------------     Chairman of the Board of Directors     October 28, 1999
Curtis J. Crawford                       of the Company


/s/ David Bonderman
----------------------------------     Director of the Company                October 27, 1999
David Bonderman


/s/ Richard A. Boyce
----------------------------------     Director of the Company                October 27, 1999
Richard A. Boyce


/s/ Justin T. Chang
----------------------------------     Director of the Company                October 28, 1999
Justin T. Chang


/s/ David M. Stanton
----------------------------------     Director of the Company                October 29, 1999
David M. Stanton